EXHIBIT 23.1
AJ. ROBBINS, PC
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80206
Consent of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholders of
Novint Technologies, Inc.
Albuquerque, New Mexico
We consent to the inclusion and use in the Annual Report on form 10-KSB of Novint Technologies, Inc. for the year ended December 31, 2005 of our report dated March 17, 2006 appearing in that Annual Report.
AJ. ROBBINS, PC
CERTIFIED PUBLIC ACCOUNTANTS
Denver Colorado
April 17, 2006